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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO. 333-66552

LAKE AREA CORN PROCESSORS, LLC
(Exact Name of Registrant as Specified in its Charter)

South Dakota	46-0460790
(State of Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

46269 South Dakota Highway 34, P.O. Box 100
Wentworth, SD 57075
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-66552

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Capital Units in limited liability company
Title of Class

Title of Class

Part I

Item 1. Description of Registrant's Securities to be Registered.

        This Registration Statement relates to the registration with the Securities and Exchange Commission of Class A Capital Units of Lake Area Corn Processors, LLC, a South Dakota limited liability company (the "Registrant"). The description of the Capital Units to be registered hereunder is set forth under the caption "Description of Capital Units" at page 61 of the Information Statement/Prospectus dated July 19, 2002, which was contained in the Registrant's Registration Statement on Form S-4 (SEC. No. 333-66552), filed with the Securities and Exchange Commission on July 19, 2002 pursuant to Rule 424(b)(3) and is incorporated herein by reference. The Registrant's Board of Managers approved a four-for-one split of the Registrant's outstanding Class A Capital Units effective November 1, 2002, as further described in the Registrant's Form 8-K filed with the Commission on November 6, 2002 and Form 10-QSB filed with the Commission on November 14, 2002.

Item 2. Exhibits.

        The following exhibits are incorporated herein by reference to the numbered exhibits filed as a part of the following filings of the Registrant.

Exhibit Number	Description	Incorporated Herein by Reference to
3.1(i)	Articles of Organization	Appendix A to the Issuer's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on July 19, 2002 (File No. 333-66552)
3.1(ii)	Operating Agreement, as adopted on September 1, 2002	Appendix B to the Issuer's Prospectus filed with the Commission pursuant to Rule 424(b)(3) on July 19, 2002 (File No. 333-66552)
3.1(iii)	Articles of Amendment to Articles of Organization, dated September 1, 2002	Exhibit 3.1(iii) to the Issuer's Form 10-QSB filed with the Commission on November 14, 2002

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SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2003	Lake Area Corn Processors, LLC
	By:	/s/ DOUGLAS VAN DUYN Douglas Van Duyn Chief Executive Officer

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Part I
  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE